Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 33-60188, 333-100659, 333-231817) on Form S-8 of Educational Development Corporation of our report dated May 29, 2019, relating to the financial statements of Educational Development Corporation, appearing in this Annual Report on Form 10-K of Educational Development Corporation for the year ended February 28, 2019.

/s/ HOGANTAYLOR LLP

Tulsa, Oklahoma

June 12, 2019